Exhibit (a)(1)(C)

FORM OF COMMUNICATION

LETTER OF TRANSMITTAL

THE LETTER OF TRANSMITTAL BEGINS ON THE NEXT PAGE.

THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK.

Letter of Transmittal To Tender Shares of Preferred Stock

of

RETRACTABLE TECHNOLOGIES, INC.

Pursuant to the Exchange Offer dated September 12, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT EASTERN TIME, ON FRIDAY, NOVEMBER 4, 2011, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”) OR EARLIER TERMINATED.

STEPS TO ELECT TO PARTICIPATE IN THIS EXCHANGE OFFER AFTER READING ALL OFFERING DOCUMENTS:

1.               Locate your original Retractable Technologies, Inc. (“RTI”) Preferred Stock Certificate.  If you cannot locate your original certificate, please refer to Instruction #6 on p. 6.

2.               Fill in the table on this page entitled DESCRIPTION OF SHARES TENDERED.

3.               Sign, date, and complete p. 4.

4.               If you are a U.S. person, complete the Substitute Form W-9 on p. 8.

5.               Mail or deliver this Letter of Transmittal together with the certificate(s) representing your shares before November 4, 2011 or, if later, the Expiration Date, to:

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219

Pursuant to the offer of Retractable Technologies, Inc. (“RTI”) to purchase all outstanding Preferred Stock, the undersigned encloses herewith and tenders the following certificate(s) representing Preferred Stock of Retractable Technologies, Inc.:

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Owner(s)	Shares Tendered
(If blank, please fill in exactly as name(s) appear(s) on share certificate(s))	(attach additional list if necessary)
Certificated Shares

	Series of Class B Preferred Stock	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)

Total Shares

PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

You have received this Letter of Transmittal in connection with the offer of Retractable Technologies, Inc. (“RTI”) to exchange all outstanding shares of Preferred Stock for Common Stock and cash, less any applicable withholding taxes, as described in the Exchange Offer, dated September 12, 2011 (as it may be amended or supplemented from time to time, the “Exchange Offer” and, together with this Letter of Transmittal, as it may be amended or supplemented from time to time, the “Offer”).  In summary, the Exchange Offer offers you the following consideration for your tender of Preferred Stock and waiver of all dividends in arrears on a per share basis:

Series I Preferred Stock	$1.50 per share of Preferred Stock; and One share of Common Stock per share of Preferred Stock

Series II Preferred Stock	$3.00 per share of Preferred Stock; and One share of Common Stock per share of Preferred Stock

Series III Preferred Stock	$3.80 per share of Preferred Stock; and One share of Common Stock per share of Preferred Stock

Series IV Preferred Stock	$3.50 per share of Preferred Stock; and One share of Common Stock per share of Preferred Stock

Series V Preferred Stock	$0.96 per share of Preferred Stock; and One share of Common Stock per share of Preferred Stock

You should use this Letter of Transmittal to deliver to American Stock Transfer & Trust Company, LLC (the “Depositary”) Preferred Stock certificates you elect to tender to RTI.

Ladies and Gentlemen:

The undersigned hereby tenders to Retractable Technologies, Inc. (“RTI”) the above-described shares of RTI Preferred Stock, including the associated rights of such Preferred Stock, including, but not limited to, dividends in arrears (collectively, the “Preferred Stock”), for Common Stock and cash, less any applicable withholding taxes, on the terms and subject to the conditions set forth in the Exchange Offer, receipt of which Exchange Offer and this Letter of Transmittal is hereby acknowledged (as it may be amended or supplemented from time to time, this “Letter of Transmittal” and, together with the Exchange Offer, as it may be amended or supplemented from time to time, the “Offer”).

On the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), subject to, and effective upon, acceptance for payment and payment for the Preferred Stock validly tendered herewith, and not properly withdrawn, prior to the Expiration Date, the undersigned hereby sells, assigns, and transfers to RTI all right, title, and interest in and to all of the Preferred Stock being tendered hereby, including all rights associated with the Preferred Stock, including, but not limited to, dividends in arrears.  In addition, the undersigned hereby irrevocably appoints American Stock Transfer & Trust Company, LLC (the “Depositary”) the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Preferred Stock with full power of substitution (such proxies and power of attorney being deemed to be an irrevocable power coupled with an interest in the tendered shares) to the full extent of such stockholder’s rights with respect to such Preferred Stock (a) to deliver certificates representing Preferred Stock (the “Share Certificates”) and, together, with all accompanying evidence of transfer and authenticity, to or upon the order of RTI, and (b) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Preferred Stock, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign, and transfer the Preferred Stock tendered hereby and, when the same are accepted for payment by RTI, RTI will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, restrictions, charges, and encumbrances and the same will not be subject to any adverse claim. The undersigned hereby represents and warrants that the undersigned is the registered owner of the Preferred Stock, or the Share Certificate(s) have been endorsed to the undersigned in blank. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or RTI to be necessary or desirable to complete the sale, assignment, and transfer of the Preferred Stock tendered hereby.

It is understood that the undersigned will not receive consideration for the Preferred Stock unless and until the Preferred Stock is accepted for payment and until the Share Certificate(s) owned by the undersigned are received by the Depositary at the address set forth above, together with such additional documents as the Depositary may require, and until the same are processed for payment by the Depositary.

IT IS UNDERSTOOD THAT THE METHOD OF DELIVERY OF THE PREFERRED STOCK SHARE CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE UNDERSIGNED AND THAT THE RISK OF LOSS OF SUCH PREFERRED STOCK  SHARE CERTIFICATE(S) AND OTHER DOCUMENTS SHALL PASS ONLY AFTER THE DEPOSITARY HAS ACTUALLY RECEIVED THE SHARE CERTIFICATE(S).  IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED.  IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal representatives, successors, and assigns of the undersigned.  Except as stated in the Exchange Offer, this tender is irrevocable.

The undersigned understands that the acceptance of tendered Preferred Stock by RTI will constitute a binding agreement between the undersigned and RTI upon the terms and subject to the conditions of the Offer.

Please issue the Common Stock and check representing the Offer Consideration in the name(s) of, and/or return any Share Certificates representing Preferred Stock not tendered or accepted for payment to, the registered owner(s) appearing under “Description of Shares Tendered.” Similarly, please mail the Common Stock and check representing the Offer Consideration and/or return any Share Certificates representing Preferred Stock not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered owner(s) appearing under “Description of Shares Tendered.”

IMPORTANT—SIGN HERE

(U.S. Holders Please Also Complete the Enclosed IRS Form W-9)

(Non-U.S. Holders Please Obtain and Complete IRS Form W-8BEN or Other Applicable IRS Form W-8)

(Signature(s) of Stockholder(s))

Dated:                                          , 2011

Must be signed by registered owner(s) exactly as name(s) appear(s) on Share Certificate(s) transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 3.

Name(s):
(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or
Social Security No.:

Spousal Consent

The undersigned spouse of the Preferred Stockholder who has executed this Letter of Transmittal above has read and hereby approves the submission of this Letter of Transmittal. The undersigned agrees to be irrevocably bound by this Letter of Transmittal and further agrees that any community property interest of the undersigned will similarly be bound by this Letter of Transmittal. The undersigned appoints the person who has executed this Letter of Transmittal above as his/her attorney-in-fact with respect to any amendment or exercise of any rights under this Letter of Transmittal.

Your failure to provide your spouse’s signature constitutes your representation and warranty to RTI that either you are not married or your spouse has no community or other marital property rights in the Preferred Stock. You should consult your personal outside advisors if you have questions about the Spousal Consent below.

Spouse’s Signature	Date

Spouse’s Name (please print or type)

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1) Delivery of Letter of Transmittal and Certificates.  This Letter of Transmittal is to be completed by stockholders if Share Certificates are to be forwarded herewith.  Share Certificates representing all physically tendered Preferred Stock, as well as this Letter of Transmittal properly completed and duly executed, and any other documents required by this Letter of Transmittal, must be received by the Depositary at its address set forth herein prior to the Expiration Date.  Please do not send your Share Certificates directly to RTI.

THE METHOD OF DELIVERY OF THE PREFERRED STOCK, THIS LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. DELIVERY OF ALL SUCH DOCUMENTS WILL BE DEEMED MADE AND RISK OF LOSS OF THE SHARE CERTIFICATES SHALL PASS ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY.  IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted.  No partial tenders will be accepted.  All tendering stockholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Preferred Stock for payment.

All questions as to validity, form, and eligibility (including time of receipt) of the tender of any Share Certificate hereunder, including questions as to the proper completion or execution of any Letter of Transmittal, or other required documents and as to the proper form for transfer of any certificate of Preferred Stock, will be determined by RTI in its sole and absolute discretion (which may delegate power in whole or in part to the Depositary) which determination will be final and binding. RTI reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of or payment for which may be unlawful.  RTI also reserves the absolute right to waive any defect or irregularity in the tender of any Preferred Stock whether or not similar defects or irregularities are waived in the case of any other stockholder. A tender will not be deemed to have been validly made until all defects and irregularities have been cured or waived. RTI and the Depositary shall make reasonable efforts to notify any person of any defect in any Letter of Transmittal submitted to the Depositary.  However, neither RTI nor the Depositary have a duty to notify you and will not incur any liability for failure to give any such notification.

2) Inadequate Space.  If the space provided herein is inadequate, the certificate numbers and/or the number of Preferred Stock shares should be listed on a separate schedule attached hereto and separately signed on each page thereof in the same manner as this Letter of Transmittal is signed.

3)  Signatures on Letter of Transmittal; Stock Powers and Endorsements.  The signature(s) on this Letter of Transmittal must correspond with the name(s) as written on the face of the Share Certificate(s) without alteration or any other change whatsoever.

If any tendered Preferred Stock is owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any tendered Preferred Stock shares are registered in the names of different holder(s), it will be necessary to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of such Preferred Stock.

If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to RTI of their authority so to act must be submitted to the Depositary.

If this Letter of Transmittal is signed by the registered owner(s) of the Preferred Stock listed and transmitted hereby, no endorsements of Share Certificates or separate stock powers are required.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Preferred Stock listed, the Share Certificate(s) must be endorsed or accompanied by the appropriate stock powers, in either case, signed exactly as the name or names of the registered owner(s) or holder(s) appear(s) on the Share Certificate(s). Signatures on such Share Certificates or stock powers must be guaranteed by an eligible institution.

4) Transfer Taxes.  RTI will pay any transfer taxes with respect to the transfer and sale of Preferred Stock to it or to its order pursuant to the Offer (for the avoidance of doubt, transfer taxes do not include United States federal income or backup withholding taxes). If, however, payment of the consideration is to be made to, or if tendered Share Certificates are registered in the name of, any person other than the person signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered owner(s) or such person) payable on account of the transfer to such person will be deducted from the Offer Consideration unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

Except as provided in this Instruction 4, it will not be necessary for transfer tax stamps to be affixed to the Share Certificates listed in this Letter of Transmittal.

5)  Backup Withholding.  Under U.S. federal income tax laws, the Depositary will be required to withhold a portion of the amount of any payments made to certain stockholders pursuant to the Offer, as applicable. In order to avoid such backup withholding, each tendering stockholder or payee that is a United States person (for U.S. federal income tax purposes), must provide the Depositary with such stockholder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such stockholder or payee is not subject to such backup withholding by completing the attached Form W-9. A tendering stockholder who is a foreign individual or a foreign entity should complete, sign, and submit to the Depositary the appropriate Form W-8. A Form W-8BEN may be obtained from the Depositary or downloaded from the Internal Revenue Service’s website at the following address: http://www.irs.gov. Failure to complete the Form W-9 will not, by itself, cause Preferred Stock to be deemed invalidly tendered, but may require the Depositary to withhold a portion of the amount of any payments made of the Offer Consideration pursuant to the Offer.

NOTE: FAILURE TO COMPLETE AND RETURN THE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE “IMPORTANT TAX INFORMATION” SECTION BELOW.

6)  Lost, Destroyed, Mutilated or Stolen Share Certificates.  If any Share Certificate has been lost, destroyed, mutilated or stolen, the stockholder should promptly notify American Stock Transfer & Trust Company, LLC at (877) 248-6417. The stockholder will then be instructed as to the steps that must be taken in order to replace the Share Certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen Share Certificates have been followed.

7)  Waiver of Conditions.  The conditions of the Offer may be waived by RTI in whole or in part at any time and from time to time in its sole discretion.

IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH SHARE CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE.

IMPORTANT TAX INFORMATION

Under United States federal income tax law, a stockholder that is a non-exempt United States person (for U.S. federal income tax purposes) whose tendered Preferred Stock shares are accepted for payment is required by law to provide the Depositary (as payer) with such stockholder’s correct TIN on Form W-9 below. Each United States stockholder is generally required to give the Depositary its Social Security number or employer identification number.  If the Depositary is not provided with the correct TIN, the stockholder may be subject to penalties imposed by the Internal Revenue Service (“IRS”) and payments that are made to such stockholder with respect to Preferred Stock purchased pursuant to the Offer may be subject to backup withholding.

If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should check “Awaiting TIN” in Part 4, sign and date the Form W-9. Notwithstanding that “Awaiting TIN” is checked, the Depositary will withhold 28% of all payments of the Offer Consideration to such stockholder until a TIN is provided to the Depositary.  Such amounts will be refunded to such tendering stockholder if a TIN is provided to the Depositary within 60 days.

If backup withholding applies, the Depositary is required to withhold 28% of any payments of the Offer Consideration made to the stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained from the IRS provided that the required information is furnished to the IRS.

ANY TAX ADVICE CONTAINED HEREIN WAS NOT INTENDED OR WRITTEN TO BE USED AND CANNOT BE USED BY ANY TAXPAYER FOR THE PURPOSE OF: (1) AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT OR ANY TAXPAYER OR (2) PROMOTING, RECOMMENDING OR MARKETING TO ANOTHER PARTY ANY TRANSACTION OR MATTER DISCUSSED HEREIN.  THIS ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THE WRITTEN ADVICE.  THE TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Please consult your accountant or tax advisor for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN or another version of IRS Form W-8 to claim exemption from backup withholding, or contact the Depositary.

PAYER’S NAME:    AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number OR Employer Identification Number
Part 2 — FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See Page 2 of enclosed Guidelines)
Payer’s Request for Taxpayer Identification Number (TIN) and Certification

Part 3—Certification Under Penalties of Perjury, I certify that:

(1)   The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me),

(2)   I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding and

(3)   I am a U.S. person (including a U.S. resident alien).

Part 4— Awaiting TIN ☐

Certification instructions — You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.  However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE DATE

NAME

ADDRESS

CITY STATE ZIP CODE

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
CHECK THE BOX IN PART 4 OF SUBSTITUTE FORM W-9

PAYER’S NAME:  American Stock Transfer & Trust Company, LLC

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future.  I understand that if I do not provide a taxpayer identification number before payment is made, a portion of such reportable payment will be withheld.

Signature	Date

NOTE:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU.  PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security Numbers have nine digits separated by two hyphens:  i.e., 000-00-0000.  Employer Identification Numbers have nine digits separated by only one hyphen:  i.e., 00-0000000.  The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of	For this type of account:	Give the EMPLOYER IDENTIFICATION number of
1. Individual	The individual	8. A valid trust, estate, or pension trust	Legal entity [4]

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]	9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]	10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]	11. Partnership or multi-member LLC	The partnership

4. b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]	12. A broker or registered nominee	The broker or nominee

5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]	13. Disregarded entity not owned by an individual	The owner

6. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity	14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*

1.     List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

2.     Circle the minor’s name and furnish the minor’s SSN.

3.     You must show your individual name and you may also enter your business or “DBA” name on the name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

4.     List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

*Note. Grantor also must provide a Form W-9 to trustee of trust.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.  FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Privacy Act Notice.  — Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)  Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)  Misuse of Taxpayer Identification Numbers.—If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

The Depositary for the Exchange Offer is:

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Phone:

Toll-free (877) 248-6417

(718) 921-8317

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Any questions or requests for assistance or additional copies of the Offering Memorandum and Letter of Transmittal may be directed to the Depositary at (877) 248-6417.  You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.